Exhibit 10.7

[Form of Non-Employee Director RSU Award Agreement for use beginning May 2025]

DOLLAR GENERAL CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of [___________] (the “Grant Date”), is made by and between Dollar General Corporation, a Tennessee corporation (hereinafter referred to as the “Company”), and the individual whose name is set forth on the signature page hereof, who is a Non-Employee Director of the Company (hereinafter referred to as the “Grantee”). Any capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in the Dollar General Corporation 2021 Stock Incentive Plan, as such Plan may be amended from time to time (the “Plan”).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Compensation and Human Capital Management Committee (or a duly authorized subcommittee thereof) of the Board appointed to administer the Plan (the “Committee”) or the Board has determined that it would be to the advantage and in the best interests of the Company and its shareholders to grant the Restricted Stock Units provided for herein to the Grantee, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Stock Units.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.   Grant of the Restricted Stock Units. For good and valuable consideration, on and as of the Grant Date the Company hereby grants to the Grantee [___________] Restricted Stock Units on the terms and conditions set forth in this Agreement. Each “Restricted Stock Unit” represents the right to receive one Share upon satisfaction of the vesting and other conditions set forth in this Agreement. The Restricted Stock Units shall vest and become nonforfeitable in accordance with Section 2 hereof.

2.   Vesting.

(a)Except as otherwise provided in Section 2(b) below, the Restricted Stock Units shall become vested and nonforfeitable on the first anniversary of the Grant Date (the “Vesting Date”), so long as the Grantee continues to serve as a member of the Board through the Vesting Date and the Restricted Stock Units have not been previously forfeited.

(b)Notwithstanding Section 2(a) above, but subject to Section 2(e) of this Agreement, to the extent the Restricted Stock Units have not been previously terminated, been forfeited or become vested and nonforfeitable (i) if the Grantee ceases to serve as a member of the Board due to the Grantee’s death, Disability (as defined below) or voluntary departure from the Board other than a voluntary departure as contemplated under Section 2(e) of this Agreement, then 100% of the Restricted Stock Units that would have become vested and nonforfeitable on the Vesting Date if the Grantee had remained a member of the Board through such date will become vested and nonforfeitable upon such death, Disability or voluntary departure from the Board; and (ii) 100% of the unvested Restricted Stock

Units shall become immediately vested and nonforfeitable immediately prior to a Change in Control so long as the Grantee serves as a member of the Board up to the date of the Change in Control.

(c)For the purposes of this Agreement, Disability shall have the meaning as provided under Section 409A(a)(2)(C)(i) of the Code.

(d)For purposes of this Agreement, a Change in Control (as defined in the Plan) will be deemed to have occurred with respect to the Grantee only if an event relating to the Change in Control constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. Section 1.409A-3(i)(5).

(e)Notwithstanding any other provision of this Agreement, if at the Company’s annual meeting of shareholders to be held on [insert date of applicable annual meeting] the Grantee does not receive at least a majority of votes cast in favor of the Grantee’s re-election to the Company’s Board (a “Re-Election Failure”), the Restricted Stock Units shall be forfeited immediately upon the acceptance by the Board of the Grantee’s resignation from the Board as a result of such Re-Election Failure; provided, however, that no such forfeiture shall occur as a result of a Re-Election Failure if the Board determines to reject the Grantee’s resignation from the Board as a result of the Re-Election Failure.

3.   Entitlement to Receive Common Stock.

(a)Shares corresponding to the number of Restricted Stock Units that become vested and nonforfeitable in accordance with Section 2 (“RSU Shares”) shall be paid to the Grantee or, if deceased, the Grantee’s estate on the Vesting Date or, if earlier, upon the Grantee’s death or Disability, upon a Change in Control, or upon termination of Board service (but only to the extent the RSU Shares are vested at the time of termination pursuant to Section 2). However, if the Grantee has made a timely and valid irrevocable election to defer receipt of all or any portion of the vested RSU Shares in accordance with the provisions of the RSU Award Deferral Election Form provided to the Grantee and returned it to the Company [for a Grantee receiving an Award under the Plan for the first time: prior to the Grant Date] [for a Grantee receiving an annual Award: prior to December 31 of the calendar year preceding the Grant Date] (such shares, the “Deferred Shares”), any such Deferred Shares shall instead be paid on the date so elected by the Grantee pursuant to such RSU Award Deferral Election Form, or, if earlier, upon the Grantee’s death or Disability or upon a Change in Control.

(b)On any date on which any RSU Shares or Deferred Shares are to be paid to the Grantee in accordance with Section 3(a) above, the Company shall deliver to the Grantee or the Grantee’s legal representative or, if the Grantee is deceased, the Grantee’s designated beneficiary, or, if none, the Grantee’s personal representative, a Share certificate or evidence of the issuance of such RSU Shares or Deferred Shares on the Company’s books and records, and such RSU Shares or Deferred Shares shall be registered in the name of the Grantee.

(c)The RSU Shares or Deferred Shares may be either previously authorized but unissued Shares or issued Shares, which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable.

(d)Only whole Shares shall be delivered in payment of a vested Restricted Stock Unit. To the extent a vested Restricted Stock Unit (including any additional Restricted Stock Units or Deferred

Shares credited from dividends pursuant to Section 4 below) includes a fractional share, on the date the RSU Shares or Deferred Shares are to be paid to the Grantee, such fractional Share shall be paid to the Grantee or the Grantee’s legal representative or, if the Grantee is deceased, the Grantee’s designated beneficiary, or if none, the Grantee’s personal representative, in cash, in an amount that equals the Fair Market Value of such fractional Share on such payment date or, if such payment date falls on a weekend, holiday or other non-trading day, the Fair Market Value of such fractional Share on the most recent trading date prior to such payment date.

4.   Dividend Equivalents. In the event that the Company pays any ordinary dividend (whether in cash, Shares or other property) on its Shares, on the date such dividend is paid to shareholders the Grantee shall be credited, based on the number of unvested Restricted Stock Units held by the Grantee and the number of Deferred Shares (if any) that the Grantee is entitled to receive, in each case as of the record date of such dividend, with additional Restricted Stock Units or Deferred Shares, as applicable, that reflect the amount of such dividend (or if such dividend is paid in Shares or other property, the fair value of the dividend, as determined in good faith by the Board). Any such additional Restricted Stock Units or Deferred Shares, as applicable, shall be subject to all terms and conditions of this Agreement.

5.   Transferability. None of (a) the Restricted Stock Units prior to becoming vested pursuant to Section 2, (b) the RSU Shares or Deferred Shares prior to delivery pursuant to Section 3, or (c) any interest or right therein or part thereof (i) shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or (ii) shall be subject in any manner to disposition by transfer, alienation, sale, pledge, encumbrance, hypothecation, assignment, charge or any other means whether any such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5 shall not prevent transfers by will or by the applicable laws of descent and distribution or other transfers authorized in limited circumstances by the Committee (or its Delegee).

6.    Grantee’s Continued Service on the Board. Nothing in this Agreement, in the Plan, or in any other agreement entered into by the Company and the Grantee guarantees that the Grantee will, or shall confer upon the Grantee any right to, continue to serve as a member of the Board for any specified period of time.

7.   Adjustments to Restricted Stock Units and Deferred Shares. The Restricted Stock Units (and any RSU Shares and Deferred Shares due to be delivered hereunder) shall be subject to the adjustment provisions of Sections 8 and 9 of the Plan.

8.   Taxes. The Grantee shall have full responsibility, and the Company shall have no responsibility, for satisfying any liability for any federal, state or local income or other taxes required by law to be paid with respect to such Restricted Stock Units, including upon the vesting of the Restricted Stock Units and the delivery of any RSU Shares or Deferred Shares. The Grantee is hereby advised to seek his or her own tax counsel regarding the taxation of the grant and vesting of the Restricted Stock Units hereunder (and the tax consequences of any deferral election made in respect of the delivery of any Deferred Shares).

9.   Limitation on Obligations. The Restricted Stock Units shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Grantee for damages relating to any delays in issuing the Share certificates or electronic delivery thereof to the Grantee (or the Grantee’s designated entities), any loss of the certificates, or any mistakes or errors in the issuance or registration of the certificates or in the certificates themselves.

10. Securities Laws. The Company may require the Grantee to make or enter into such written representations, warranties and agreements, in a form satisfactory to the Committee (or its Delegee), as the Committee (or its Delegee) may reasonably request in order to comply with applicable securities laws, including without limitation written representations stating that the RSU Shares or Deferred Shares are being acquired for the Grantee’s own account, for investment and without any present intention of distributing or reselling said RSU Shares or Deferred Shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then-applicable rules and regulations thereunder, and that the Grantee will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the RSU Shares or Deferred Shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee (or its Delegee) may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations. The Restricted Stock Units, the RSU Shares and the Deferred Shares shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

11. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its General Counsel or his or her designee, and any notice to be given to the Grantee shall be addressed to the Grantee at the last address of the Grantee known to the Company unless otherwise directed by the Grantee. By a notice given pursuant to this Section 11, either party may hereafter designate a different address for the provision of notices under this Agreement. Any notice, which is required to be given to the Grantee, shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 11. Any notice shall have been deemed duly given when: (a) delivered in person; (b) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; or (c) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier.

12.Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. This Agreement and the Restricted Stock Units are subject to all present and future applicable provisions of the Code. If any provision of this Agreement conflicts with any such Code provision, the Committee shall modify this Agreement so as to comply, or if for any reason modification cannot be made, that provision of this Agreement shall be void and of no effect. The provisions of Section 10(c) of the Plan are hereby incorporated by reference. Notwithstanding the foregoing, the Company shall not be liable to the Grantee in the event this Agreement or any payment or benefit hereunder fails to be exempt from, or comply with, Section 409A of the Code.

13. Titles; Pronouns. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

14.Applicability of the Plan. The Restricted Stock Units and the RSU Shares or Deferred Shares issued to the Grantee upon payment of the Restricted Stock Units shall be subject to all terms and provisions of the Plan, to the extent applicable to restricted stock units and Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

15. Amendment. This Agreement may only be amended pursuant to Section 10 of the Plan.

16. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, this Agreement and the Restricted Stock Units as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Stock Units. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

17. Rights as Shareholder. The Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any RSU Shares or Deferred Shares issuable upon the payment of a vested Restricted Stock Unit or any portion thereof unless and until certificates representing such RSU Shares or Deferred Shares shall have been issued by the Company to the Grantee (or book entry representing such RSU Shares or Deferred Shares has been made with the appropriate registered book-entry custodian).

18.Arbitration. Unless a dispute between the Company and the Grantee (referred to in this Section as the “Parties”) under this Agreement is excluded from being determined by arbitration under applicable law (see below), any dispute among the Parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the Parties, shall be finally, exclusively and conclusively settled by mandatory arbitration and be further subject to the following provisions:

(a)The arbitration will be filed with the American Arbitration Association (“AAA”). The arbitration will be conducted by a single arbitrator and will be subject to the Federal Rules of Procedure and Evidence. AAA’s Employment Arbitration Rules and Mediation Procedures will only apply if not inconsistent with the Federal Rules of Procedure and Evidence;

(b)The arbitration will be conducted within the time or limitations period required by the asserted claim(s). In addition, any administrative prerequisites associated with the asserted claim(s) (e.g., notices, filing of administrative charges, or obtaining “right to sue” notices from government agencies) must be satisfied;

(c)The arbitration shall take place in Nashville, Tennessee, unless otherwise mutually agreed by the Parties;

(d)The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. (the “FAA”);

(e)The Parties waive any and all rights to a judge or jury trial and/or administrative hearing of their disputes and agree to resolve such disputes only through final and binding individual arbitration to the fullest extent permitted by applicable law;

(f)Disputes excluded (“Excluded Disputes”) from arbitration under this Section include: (i) claims for workers’ compensation, state disability insurance, unemployment insurance benefits, or other health or welfare benefits under government-administered programs; (ii) claims constituting sexual harassment or sexual assault disputes as defined by the FAA; (iii) claims for which this provision would be invalid or prohibited as a matter of federal law, or state or local law that is not preempted by federal law; (iv) disputes that may not be subject to a pre-dispute arbitration agreement as provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203); (v) claims which are legally prohibited from being adjudicated in arbitration; (vi) disputes arising or related to the applicability, interpretation, enforceability, scope and/or severability of this Section, including whether such provisions are governed by the FAA, which must be decided only by a court of competent jurisdiction in Davidson County, Tennessee, or a district court in the U.S. District for the Middle District of Tennessee; and (vii) any disputes as to whether any claims or disputes are Excluded Disputes, which must be decided only by a court of competent jurisdiction in Davidson County, Tennessee, or a district court in the U.S. District for the Middle District of Tennessee;

(g)The Parties agree and stipulate that (i) all claims that relate to a sexual harassment or sexual assault dispute, as defined in the FAA, shall be filed (or if not filed as, severed into) a separate case from all other claims; (ii) those claims that do not relate to a sexual harassment or sexual assault dispute and are subject to arbitration under this Section shall be governed by and proceed with individual arbitration, it being the express intent of the Parties to allow for individual arbitration of claims to the maximum extent possible; and (iii) if a Party brings claims subject to arbitration and claims that are not subject to arbitration, the latter shall be stayed until the former are fully arbitrated;

(h)The decision of the arbitrator shall be final and binding upon all Parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court of competent jurisdiction in Davidson County, Tennessee, or a district court in the U.S. District for the Middle District of Tennessee;

(i)Each Party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator, and each Party shall bear an equal portion of the arbitrator’s and arbitral forum’s fees.

19.Clawback. As a condition of receiving the Restricted Stock Units, the Grantee acknowledges and agrees that the Grantee’s rights, payments, and benefits with respect to the Restricted Stock Units shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by any rule or regulation of the Securities and Exchange Commission or by any applicable national exchange, or by any other applicable law, rule or regulation or as set forth in a separate “clawback” or recoupment policy as may be adopted from time to time by the Board or the Committee (collectively, the “Clawback Requirement”), and the Grantee agrees to abide by any such Clawback Requirement. In the event the Grantee no longer owns the RSU Shares or Deferred Shares at the time of required recoupment, the Grantee agrees to the recoupment of cash equal to the Fair Market Value of the RSU Shares or Deferred Shares on the date the RSU Shares or Deferred Shares were sold. To the extent allowed by state and federal law and as determined by the Board or the Committee, the Grantee agrees that such recoupment, may, in the discretion of the Committee or the Board, be accomplished by withholding of future compensation, including but not limited to annual retainer payments to the extent permitted by law, to be paid to the Grantee by the Company.

20.Consent to Electronic Delivery. The Grantee hereby consents to and agrees to electronic delivery of this Agreement, the RSU Shares, the Deferred Shares, Plan documents, proxy materials, annual reports and other related documents. The Committee (or its Delegee) has established procedures for electronic delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan and this Agreement). The Grantee hereby consents to such procedures and agrees that his or her electronic acceptance is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee hereby consents and agrees that any such procedures and delivery may be effected by a third party designated by the Committee (or its Delegee) to provide administrative services related to the Plan.

21.Restricted Stock Units and Agreement Acceptance. The Grantee must accept the Restricted Stock Units and this Agreement through the electronic system maintained by the third party designated by the Committee (or its Delegee) to administer the Plan or by other electronic or manual means acceptable to the Committee (or its Delegee) in its sole discretion no later than sixty (60) days after the Grant Date (or such later date as the Committee (or its Delegee) may accept). If the Grantee does not timely accept, or if the Grantee declines, the Restricted Stock Units, the Restricted Stock Units will be canceled ab initio and the Grantee will not be entitled to any benefits from the Restricted Stock Units nor any compensation or benefits in lieu of the canceled award.

22.Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

(a)  Act. “Act” shall have the meaning set forth in Section 10 of this Agreement.

(b)  Agreement. “Agreement” shall have the meaning set forth in the Preamble to this Agreement.

(c)  Company. “Company” shall have the meaning set forth in the Preamble to this Agreement.

(d)  Delegee. “Delegee” shall mean any Committee member or members, officer of the Company or any other person or persons to whom the Committee or an officer has delegated any of its authority or duties under the Plan; provided, however, that no such delegation shall give non-Committee members authority with respect to non-ministerial actions under the Plan that affect individuals who are subject to the reporting and other provisions of Section 16 of the Exchange Act or any successor provision.

(e)  Deferred Shares. “Deferred Shares” shall have the meaning set forth in Section 3(a) of this Agreement.

(f)  Grant Date. “Grant Date” shall have the meaning set forth in the Preamble to this Agreement.

(g) Grantee. “Grantee” shall have the meaning set forth in the Preamble to this Agreement.

(h)  Plan. “Plan” shall have the meaning set forth in the Preamble to this Agreement.

(i)  Re-Election Failure. “Re-Election Failure” shall have the meaning set forth in Section 2(e) of this Agreement.

(j)  Restricted Stock Unit.  “Restricted Stock Unit” shall have the meaning set forth in Section 1 of this Agreement.

(k)  RSU Shares. “RSU Shares” shall have the meaning set forth in Section 3(a) of this Agreement.

(l)  Vesting Date. “Vesting Date” shall have the meaning set forth in Section 2(a) of this Agreement.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DOLLAR GENERAL CORPORATION

By:

Name:

Title:

ADDRESS:

Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN 37072